Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED GUARANTEE AGREEMENT, dated as of May 29, 2014 (this “Amendment”), by and between ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, ACRC LENDER W LLC and ACRC LENDER W TRS LLC (collectively, “Sellers”) and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of December 20, 2013 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the execution and delivery by the parties thereto of the Repurchase Agreement, Guarantor executed and delivered to Buyer that certain Amended and Restated Guarantee Agreement, also dated as of December 20, 2013 (as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guarantee Agreement”); and

WHEREAS, Buyer and Guarantor have agreed to amend certain provisions of the Guarantee Agreement in the manner set forth herein, and Guarantor has agreed to make the acknowledgments set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Guarantor hereby agree as follows:

SECTION 1.                                     Amendments to Guarantee Agreement.

(a)                                 The following new defined terms are hereby added to Section 1 of the Guarantee Agreement, in correct alphabetical order:

“Debt”:  With respect to any Person: (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities, or other evidences of indebtedness, for the repayment of money borrowed, (ii) all indebtedness representing deferred payment of the purchase price of property or assets (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and payable within 60 days), (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties, endorsements, assumptions, or other contingent obligations, other than contingent obligations with respect to future funding obligations of the Subsidiaries of Guarantor, and

(v) all indebtedness secured by a lien existing on property owned, subject to such lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof.

“Recourse Debt”:  Without duplication, (a) Debt of a consolidated Subsidiary of Guarantor for which Guarantor has provided a payment guarantee and/or (b) any Debt of Guarantor other than Debt in respect of which recourse for payment (except for customary exceptions for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities, prohibited transfers, violations of single purpose entity covenants customarily excluded by institutional lenders from exculpation provisions and/or included in separate guaranty or indemnification agreements in non-recourse financings of real estate) is contractually limited to specific assets of Guarantor (and not a majority of Guarantor’s assets) encumbered by a Lien securing such Debt.

(b)                                 The defined terms, “Total Assets” and “Total Indebtedness”, as set forth in Section 1 of the Guarantee Agreement, are hereby deleted in their entirety.

(c)                                  Sections 9(a) and (b) of the Guarantee Agreement are hereby amended and restated in their entirety to read as follows:

(a)                                 Ratio of Recourse Debt to Tangible Net Worth. At the end of each Test Period, Guarantor (on a consolidated basis) shall maintain its ratio of Recourse Debt to Tangible Net Worth to not more than 3.00 to 1.00.

(b)                                 Ratio of Debt to Tangible Net Worth. At the end of each Test Period, Guarantor (on a consolidated basis) shall maintain its ratio of Debt to Tangible Net Worth to not more than 4.00 to 1.00.

(d)                                 Section 9 of the Guarantee Agreement is hereby amended by adding a new Section 9(e) thereto, in correct alphabetical order:

(e)                                  Guarantor shall deliver to Buyer those documents required to be delivered by or on behalf of Guarantor pursuant to Sections 8.07(a), (b), (d) and (e) of the Repurchase Agreement as soon as such documents are available but, in any event, no later than as and when required under the Repurchase Agreement.

SECTION 2.                                     Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of Guarantor and Buyer (the “Amendment Effective Date”).

SECTION 3.                                     Representations, Warranties and Covenants.  Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) Guarantor is in full compliance with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing.  Guarantor hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4.                                     Acknowledgements.  Guarantor hereby acknowledges that Buyer is in compliance with its undertakings and obligations under the Guarantee Agreement and the other Repurchase Documents.

SECTION 5.                                     Limited Effect.  Except as expressly amended and modified by this Amendment, the Guarantee Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, (x) each reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Guarantee Agreement” and the “Amended and Restated Guarantee Agreement”, as applicable, in any of the Repurchase Documents shall be deemed to be a reference to the Guarantee Agreement, as amended hereby, and (z) each reference in the Guarantee Agreement to “this Agreement”, this “Guarantee”, this “Guarantee Agreement”, this “Amended and Restated Guarantee Agreement”, “hereof”, “herein” or words of similar effect in referring to the Guarantee Agreement, shall be deemed to be references to the Guarantee Agreement, as amended by this Amendment.

SECTION 6.                                     Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7.                                     Expenses.  Guarantor agrees to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 8.                                     GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

GUARANTOR:

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:	/s/ Maria Scherer
Name: Maria Scherer
Title: Authorized Signatory

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ John Nelson
Name: John Nelson
Title: Managing Director